UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement

On December 10, 2021, Jaguar Health, Inc. (“Jaguar” or the “Company”) entered into an At The Market Offering Agreement (the “Agreement”) with Ladenburg Thalmann & Co. Inc., as agent (“Ladenburg”), pursuant to which the Company may offer and sell, from time to time through Ladenburg, shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $15,000,000, subject to the terms and conditions of the Agreement. The issuance and sale, if any, of the Shares by the Company under the Agreement will be made pursuant to the Company’s effective “shelf” registration statement on Form S-3 (File No. 333-261283) and an accompanying base prospectus contained therein filed with the Securities and Exchange Commission on November 22, 2021, and declared effective on December 3, 2021. The Company filed a prospectus supplement, dated December 10, 2021, with the Securities and Exchange Commission in connection with the offer and sale of the Shares pursuant to the Agreement.

Subject to the terms and conditions of the Agreement, Ladenburg may sell the Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made by means of ordinary brokers’ transactions on The Nasdaq Capital Market or otherwise at market prices prevailing at the time of sale, in block transactions, or as otherwise directed by the Company. Ladenburg will use commercially reasonable efforts to sell the Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay Ladenburg a commission of up to three percent (3.0%) of the gross sales proceeds of any Shares sold through Ladenburg under the Agreement and has provided Ladenburg with customary indemnification and contribution rights. In addition, the Company has agreed to reimburse certain legal expenses and filing fees incurred by Ladenburg in connection with the offering pursuant to the Agreement, including fees and expenses of Ladenburg’s legal counsel not to exceed $75,000, plus certain ongoing disbursements of its legal counsel up to $3,000 per calendar quarter.

The Company is not obligated to make any sales of the Shares under the Agreement. The offering pursuant to the Agreement will terminate upon the earlier of (i) December 10, 2024 and (ii) termination of the Agreement as permitted therein. Either party may terminate the Agreement in its sole discretion at any time by giving written notice to the other party.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The opinion of Reed Smith LLP, the Company’s counsel, regarding the legality of the Shares that may be issued pursuant to the Agreement is also filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares discussed herein, nor shall there be any offer, solicitation, or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Reed Smith LLP as to the legality of the Shares.
10.1	At The Market Offering Agreement, dated December 10, 2021, by and between Jaguar Health, Inc. and Ladenburg Thalmann & Co. Inc.
23.1	Consent of Reed Smith LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	President and Chief Executive Officer

Date: December 10, 2021